Exhibit (A)(17)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ARCO CHEMICAL OVERSEAS SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors and the sole stockholder, by unanimous written consent of the Board of Directors and written consent of the sole stockholder, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of ARCO CHEMICAL OVERSEAS SERVICES, INC. be amended by changing the First Article thereof, so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is LYONDELL CHEMICAL OVERSEAS SERVICES, INC.”

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD: That the Effective Date of this Certificate of Amendment shall be December 31, 1998.

IN WITNESS WHEREOF, ARCO CHEMICAL OVERSEAS SERVICES, INC. has caused this Certificate of Amendment to be signed by Robert J. Millstone, its Vice President, and attested by Valerie H. Perry,, its Assistant Secretary, this 18th day of December, 1998.

ARCO CHEMICAL OVERSEAS SERVICES, INC.

By:
Vice President

ATTEST:
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ARCO CHEMICAL OVERSEAS SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors and the sole stockholder, by unanimous written consent of the Board of Directors and written consent of the sole stockholder, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of ARCO CHEMICAL OVERSEAS SERVICES, INC. be amended by changing the First Article thereof, so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is LYONDELL CHEMICAL OVERSEAS SERVICES, INC.”

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD: That the Effective Date of this Certificate of Amendment shall be December 31, 1998.

IN WITNESS WHEREOF, ARCO CHEMICAL OVERSEAS SERVICES, INC. has caused this Certificate of Amendment to be signed by Robert J. Millstone, its Vice President, and attested by Connie E. Cothran, its Assistant Secretary, this 28th day of December, 1998.

ARCO CHEMICAL OVERSEAS SERVICES, INC.

By:
Vice President

ATTEST:
Assistant Secretary